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                                                                    EXHIBIT 23.5



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of GelTex Pharmaceuticals, Inc. of our report dated February 23, 1999 relating to the financial statements of RenaGel LLC as of December 31, 1998, and for the year ended December 31, 1998, appearing in GelTex Pharmaceuticals, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


                                               /S/  PRICEWATERHOUSE COOPERS LLP
                                               --------------------------------
                                                    PRICEWATERHOUSE COOPERS LLP


Boston, Massachusetts
October 1, 1999